Exhibit 99.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is made effective as of January 1, 2005 (the “Agreement”), between GUITAR CENTER, INC., a Delaware corporation (the “Company”), and Larry Thomas (the “Employee”).

RECITALS:

A.            The Company and the Employee have entered into an Employment Agreement Termination Agreement (the “Termination Agreement”), pursuant to which the parties have agreed to terminate that certain Amended and Restated Employment Agreement, dated as of June 6, 2001, as amended by that certain Amendment to Amended and Restated Employment Agreement dated as of March 24, 2003, as further amended by that certain Amendment No. 2 to Amended and Restated Employment Agreement dated as of July 1, 2003, and as further amended by that certain Amendment No. 3 to Amended and Restated Employment Agreement dated as of January 1, 2004 (together, the “Original Agreement”).

B.            Following the termination of the Original Agreement, the Company desires to continue to employ the Employee, and the Employee desires to continue to serve the Company, as the Chairman Emeritus of the Company and the Chairman of the Guitar Center Music Education Foundation (the “Foundation”), upon the terms and conditions set forth herein.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             EMPLOYMENT.  The Company shall employ the Employee, and the Employee accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on December 31, 2007, unless extended by mutual agreement of the Company and the Employee  (such period, including any extensions, the “Employment Period”); provided, however, that (i) the Employment Period shall terminate prior to such date upon the Employee’s resignation, or the death or Disability (as hereinafter defined) of Employee , and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.  For purposes of this Agreement the term “Disability” means any long-term disability or incapacity which (i) renders the Employee unable to substantially perform all of his duties hereunder for 180 days during any 18-month period or (ii) would reasonably be expected to render the Employee unable to substantially perform all of his duties for 180 days during any 18-month period, in each case as determined by the board of directors of the Company (the “Board”) (excluding the Employee if he should be a member of the Board at the time of such determination) in its good faith judgment after seeking and reviewing advice from a qualified physician.

2.             POSITION AND DUTIES.

(a)           During the Employment Period, the Employee shall serve as the Chairman Emeritus of the Company and the Chairman of the Foundation and shall have the duties, responsibilities and authority as may be assigned to the Employee by the Board from time to time.  The Employee shall also serve as a member of the Board during the Employment Period upon nomination of the Nominating and Corporate Governance Committee of the Board (or any successor committee of the Board).  The Company and the Employee agree that the Employee shall not be an executive or officer of the Company.

(b)           The Employee shall report to the Board, and the Employee shall devote his best efforts and such business time, attention and energies (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries (as defined below) as is necessary to perform his duties under this Agreement.  The Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, and businesslike manner.  During the Employment Period, the Employee may engage in other business activities to the extent that such activities do not, in the reasonable judgment of the Board, materially conflict with the duties of the Employee hereunder or the policies of the Company or appear inconsistent with the Employee’s status with the Company and the Foundation.  The Company expressly acknowledges that the Employee’s duties under this Agreement will not require his full business time and attention.

(c)           For purposes of this Agreement, (i) “Subsidiaries” shall mean the Foundation and any corporation, partnership, limited liability company or similar business organization of which the securities having a majority of the voting power in electing directors or the comparable governing body or Person are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries; and (ii) “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a governmental entity or any department or agency thereof.

3.             BASE SALARY AND BENEFITS.

(a)           During the Employment Period, the Employee’s base salary (the “Base Salary”) shall be $125,000 per annum. The Employee’s Base Salary shall be payable in such installments as is the policy of the Company with respect to its employees and shall be subject to federal, state and local withholding and other employment taxes.

(b)           Employee shall not receive annual bonuses during the Employment Period.

(c)           The Company shall reimburse the Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses; provided, however, that the amounts incurred by the Company pursuant to this Section 3(c) may not exceed $25,000 in any 12-month period without the approval of the Compensation Committee of the Board.  Notwithstanding anything to the contrary in this Section 3(c), the Company shall reimburse the Employee for all reasonable expenses incurred by him in the course of performing his duties as a member of the Board (including travel to and from Board meetings) and Chairman of the Foundation which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses, without regard to the $25,000 limit set forth above.  The final determination as to whether any expense is permissible shall made by the Compensation Committee of the Board.

(d)           During the Employment Period, the Employee shall be entitled to 5 weeks paid vacation during each 12-month period.

(e)           Subject to Section 4(c) below, the Company shall provide to Employee, at the Company’s expense, use of an automobile comparable to the automobile being provided to Employee at the date of this Agreement until December 31, 2007.  On December 31, 2007, if he so elects, Employee may either (i) in the case of a vehicle owned by the Company, purchase such vehicle for a cash price equal to then-applicable wholesale value as published by Kelly Blue Book or a similar service reasonably identified by the Company, or (ii) in the case of a vehicle leased by the Company on conventional terms, assume the lease for the vehicle (provided that assumption is permitted by the lessor).  This Section 3(e) shall survive any termination of the Employment Period or this Agreement.

(f)            On or before August 15, 2005, Employee shall be granted options to purchase 40,000 shares (as adjusted for stock splits and similar transactions) of the common stock of the Company (the “2005 Grant”), which options shall vest in three equal installments on each of the first and second anniversaries of the date of grant and on December 31, 2007.  The 2005 Grant shall have an exercise price not greater than the fair market value of the common stock of the Company on the date of grant (unless otherwise required by applicable law), shall have a 10-year term (subject to such post-termination exercise provisions and other post-termination rights set forth in this Agreement and the option agreement governing the 2005 Grant, which provisions and rights shall be consistent with the 2004 Guitar Center, Inc. Incentive Stock Award Plan, or a successor broad-based stock option plan) and shall be granted under and pursuant to the terms of the 2004 Guitar Center, Inc. Incentive Stock Award Plan, or a successor broad-based stock option plan.

(g)           During the Employment Period, the Employee shall be entitled to participate in all employee benefit plans and programs for which employees of the Company are generally eligible and the Employee shall be eligible to participate in all insurance plans available generally to all employees of the Company.  Subject to Section 4(c) below, during the period beginning on the date of termination of the Employment Period and ending on the date the Employee attains the age of 65, the Employee shall be permitted to purchase medical, dental and vision coverage under the Company’s employee benefit plans.  If the Company creates a program under which insurance for medical expenses not covered by Medicare is offered on a group basis, the Employee will be permitted to purchase, at cost, coverage under such a plan.  This Section 3(g) shall survive any termination of the Employment Period or this Agreement.

(h)           The Employee shall be permitted to avail himself of the Company’s employee merchandise purchase discount for life in accordance with Company policy as in effect from time to time.  With regard to used and vintage merchandise, the Company’s buyers shall continue to look for instruments sought by the Employee for his personal collection and will endeavor to notify the Employee if the Company does not want to purchase such instruments so that the Employee, if he so elects, may determine to purchase such instruments.  The Employee will acquire any such instruments directly from the seller and not through the Company.  This Section 3(h) shall survive any termination of the Employment Period or this Agreement.

4.             EFFECT OF TERMINATION; SEVERANCE.

(a)           In the event of the termination of the Employment Period for any reason other than by the Company for Cause, the Employee shall be entitled to continue to receive, for the period beginning on the date of such termination and ending on December 31, 2007, the Base Salary unless the Employee has breached the provisions of this Agreement, in which case the provisions of Section 11(a)(iii) shall apply.  Such severance payments will be made periodically in the same amounts and at the same intervals as the Base Salary was to be paid pursuant to Section 3(a) above and in no event shall the Employee be entitled to receive such amounts prior to the time such payments were scheduled to be paid pursuant to this Agreement.  In addition, in the event of the termination of the Employment Period for any reason other than by the Company for Cause, the Employee shall be entitled to continuation of the benefits under Sections 3(e), (g) and (h) above, unless the Employee has breached the provisions of this Agreement, in which case the provisions of Section 11(a)(iii) shall apply.

(b)           In the event of the termination of the Employment Period by the Company without Cause or due to Employee’s death or Disability, all stock options held by the Employee shall immediately vest and become fully exercisable.  In the event of the termination of the Employment Period by the Company for Cause or by the Employee for any reason other than the Employee’s death, Disability or Retirement, all stock options held by the Employee shall immediately cease vesting and any unvested stock options shall terminate as of the date of termination.  In addition, in the event of termination of the Employment Period due to Employee’s Retirement, the Employee shall be permitted to exercise any of his non-qualified stock options granted on or after the date hereof for a period of two years following the date of such Retirement.  For purposes of this Agreement, “Retirement” shall mean the Employee’s voluntary retirement from service as an employee of the Company on or after he attains the age of 55, provided that the Employee’s “Retirement” shall not be deemed to have occurred to the extent he is in breach of his obligations under this Agreement or any Company policy at the time of his termination.

(c)           If the Employment Period is terminated by the Company for Cause, the Employee shall be entitled to receive on the date of termination only the Base Salary and then only to the extent such amount has accrued through the date of termination.

(d)           Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of the Employee’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.  In the event of a termination of Employee’s employment with the Company, the Employee’s sole remedy shall be to receive the severance payments and benefits described in this Section 4.  Employee shall have no duty to mitigate any damages which Employee may suffer as a result of any termination of employment nor shall the severance benefits payable to Employee be reduced by any sums actually earned by Employee as a result of any other employment obtained by Employee.

(e)           For purposes of this Agreement, “Cause” means any termination by the Company of Employee’s employment within 90 days after the Board becomes aware of the occurrence of any of the following:  (i) the ongoing and repeated failure by the Employee to perform such lawful duties consistent with Employee’s position as are reasonably requested by the Board in good faith as documented in writing to the Employee (other than as a result of Employee’s illness or disability), (ii) the Employee’s ongoing and repeated material neglect of his duties on a general basis (other than as a result of illness or disability), notwithstanding written notice of objection from the Board and the expiration of a 30 day cure period, (iii) the commission by the Employee of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its Subsidiaries or affiliates, or the conviction of the Employee of any felony, (iv) the commission of any act involving moral turpitude which (A) brings the Company or any of its affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or any of its affiliates, and (v) material breach by the Employee of this Agreement, including, without limitation, any breach by the Employee of the provisions of Sections 5, 6 or 7 hereof, not cured within 30 days after written notice to Employee from the Board; provided, however, that in the event of an intentional breach of the provisions of Sections 5, 6 or 7 hereof, the Employee shall not have the opportunity to cure.

5.             NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

(a)           The Employee will not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during the Employment Period or thereafter, any Confidential Information (as defined below) of which the Employee is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Employee’s performance in good faith of duties assigned to the Employee by the Company or as required by law or as necessary for Employee to enforce his rights hereunder.  The Employee will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The Employee shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which the Employee may then possess or have under his control.

(b)           As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) information, observations and data obtained by the Employee while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix)

data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Employee proposes to disclose or use such information.  Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

6.             INVENTIONS AND PATENTS.

(a)           The Employee agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Employee (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”) belong to the Company or such Subsidiary.  The Employee will promptly disclose such Work Product as may be susceptible of such manner of communication to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Subsidiaries in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

(b)           CALIFORNIA EMPLOYEE PATENT ACT NOTIFICATION.  In accordance with Section 2872 of the California Employee Patent Act, West’s Cal. Lab. Code Section 2870 et. seq., Employee is hereby advised that Section 6(a) does not apply to any invention, new development or method (and all copies and tangible embodiments thereof) made solely by Employee for which no equipment, facility, material, Confidential Information or intellectual property of the Company or any of its Subsidiaries was used and which was developed entirely on Employee’s own time; provided, however, that Section 6(a) shall apply if the invention, new development or method (i) relates to the Company’s or any of its Subsidiaries’ actual or demonstrably anticipated businesses or research and development, or (ii) results from any work performed by Employee for the Company or any of its Subsidiaries.

7.             NON-COMPETE AND NON-SOLICITATION.

(a)           The Employee acknowledges and agrees with the Company that during the course of the Employee’s involvement and/or employment with the Company, such Employee has had and will continue to have the opportunity to develop relationships with existing employees, vendors, suppliers, customers and other business associates of the Company which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Employee were to take actions that would damage or misappropriate such goodwill.  Accordingly, the Employee agrees as follows:

(i)            The Employee acknowledges that the Company currently conducts its business throughout the United States, including without limitation the areas listed on Exhibit A attached hereto (the “Territory”).  Accordingly, during the period commencing on the date hereof and ending on the later of (x) the termination of the Employment Period or (y) December 31, 2007 (such period is referred to herein as the “Non-Compete Period”), the Employee shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in selling, at the retail level, musical instruments, pro-audio equipment or related accessories within the Territory (the “Line of Business”), whether for or by himself or as a representative for any other Person.

(ii)           Notwithstanding the foregoing, the aggregate ownership by the Employee of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any entity, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system, and which entity competes with the Company (or any part thereof) within the Territory, shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor.  In the event that any entity in which the Employee has any financial or other interest directly or indirectly enters into the Line of Business during the Non-Compete Period, the Employee shall use his reasonable best efforts to divest all of his interest (other than any amount permitted to be held pursuant to the first sentence of this Section 7(a)(ii)) in such entity within 30 days after learning that such entity has entered the Line of Business.

(iii)          The Employee covenants and agrees that during the Non-Compete Period, the Employee will not, directly or indirectly, either for himself or for any other person or entity, solicit any employee of the Company (other than such Employee’s personal assistant or secretary) or any Subsidiary to terminate his or her employment with the Company or any Subsidiary or employ any such individual during his or her employment with the Company or any Subsidiary and for a period of six months after such individual terminates his or her employment with the Company or any Subsidiary.

(b)           The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Employee does not believe would prevent him from otherwise earning a living.

(c)           The provisions of this Section 7 shall terminate in the event the Company fails to make any payments required by Section 4(a) and such failure remains uncured for a period equal to at least 30 days after written notice of such event from Employee.

8.             INDEMNIFICATION.  The Company and the Employee have entered into an Indemnification Agreement substantially in the form filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

9.             EMPLOYEE REPRESENTATIONS.

(a)           The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, (ii) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company and the Employee, this Agreement will be a valid and binding obligation of the Employee, enforceable in accordance with its terms.

(b)           During the Employment Period, the Employee shall adhere to all policies and procedures established by the Company from time to time in its discretion, generally applicable to all employees of the Company and members of the Board and disclosed to the Employee, including without limitation, any policies related to sexual harassment, anti-discrimination and similar employment practices.

(c)           The Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right.  The Employee further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

10.           NOTICES.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail (postage prepaid and return receipt requested), telecopied to the intended recipient at the number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the Company, to:

Guitar Center, Inc.
5795 Lindero Canyon Road

Westlake Village, CA 91362
Attention:  General Counsel
Telephone:  (818) 735-8800
Telecopier:  (818) 735-4923

With copies to:

Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California  94025
Attention:  Anthony J. Richmond, Esq.
Telephone:  (650) 328-4600

Telecopier:  (650) 463-2600

If to the Employee, to:

Larry Thomas
6390 Chesebro Road
Agoura Hills, CA  91301

With copies to:

O’Melveny & Meyers LLP
1999 Avenue of the Stars, Suite 700

Los Angeles, CA 90067

Attention:  Richard R. Ross, Esq.
Telephone:  (310) 553-6700

Telecopier:  (310) 246-6779

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

11.           GENERAL PROVISIONS.

(a)           SEVERABILITY/ENFORCEMENT.

(i)            It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Without limiting the generality of the preceding sentence, if at the time of enforcement of Sections 5, 6 or 7 of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the failure of all or any of such provisions to be enforceable shall not impair or affect the obligations of the Company to pay compensation or severance obligations under this Agreement.

(ii)           Because the Employee’s services are unique and because the Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement by the Employee.  Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(iii)          In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Employee materially violates any provision of Sections 5, 6 or 7 (and such violation, if unintentional on the part of the Employee, continues for a period of 30 days following receipt of written notice from the Company), any severance payments then or thereafter due from the Company to the Employee and the continuation of the benefits under Sections 3(e), (g) and (h) may be terminated forthwith and upon such election by the Company, the Company’s obligation to pay and the Employee’s right to receive such severance payments and benefits shall terminate and be of no further force or effect.  The Employee’s obligations under Sections 5, 6 or 7 of this Agreement shall not be limited or affected by, and such provisions shall remain in full force and effect notwithstanding the termination of any severance payments or benefits by the Company in accordance with this Section 11(a)(iii).  The exercise of the right to terminate such payments and benefits shall not be deemed to be an election of remedies by the Company and shall not in any manner modify, limit or preclude the Company from exercising any other rights or seeking any other remedies available to it at law or in equity.

(b)           COMPLETE AGREEMENT.  This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Original Agreement; provided, however, that any rights of Employee hereunder are in addition to any rights Employee may have under benefit plans, agreements or arrangements to which he is a party or is a participant and under the Termination Agreement, and this Agreement shall not abrogate any such rights.

(c)           SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Employee and the Company and their respective successors, assigns, heirs, representatives and estate; provided, however, that the rights and obligations of the Employee under this Agreement shall not be assigned without the prior written consent of the Company.

(d)           GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(e)           JURISDICTION, ETC.

(i)            Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or federal court of the United States of America sitting in the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California state court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(ii)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California state or federal court.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)          The Company and the Employee further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

(f)            AMENDMENT AND WAIVER.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(g)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(h)           HEADINGS.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)            COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j)            NEGOTIATION OF AGREEMENT.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.  Employee further acknowledges that he has had an opportunity to review this Agreement with his own tax advisors and accountants and that he is relying solely on such advisors and his independent legal counsel and not on any statements or representations of the Company or any of its agents as to the legal, tax or accounting consequences of this Agreement, including, without limitation, the federal, state and local income tax and related withholding obligations of Employee in connection therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GUITAR CENTER, INC.

By:	BRUCE ROSS
Name: Bruce Ross
Title: Chief Financial Officer

By:	LARRY THOMAS
Larry Thomas

EXHIBIT A

TERRITORY

ALABAMA:

Mobile metropolitan area

ARIZONA:

Phoenix/Mesa metropolitan area

Tucson metropolitan area

ARKANSAS:

Little Rock/North Little Rock metropolitan area

CALIFORNIA:

Los Angeles/Ventura County metropolitan areas

Orange County metropolitan areas

San Diego County metropolitan areas

San Francisco/Alameda/Contra Costa/Marin/San Mateo

County metropolitan areas

San Bernardino/Riverside County metropolitan area

Bakersfield metropolitan area

Fresno metropolitan area

Sacramento/Yolo metropolitan area

Modesto metropolitan area

COLORADO:

Denver/Boulder/Greeley metropolitan area

Colorado Springs metropolitan area

CONNECTICUT:

Hartford metropolitan area

New Haven metropolitan area

DISTRICT OF COLUMBIA:

Washington, D.C. metropolitan area

FLORIDA:

Miami metropolitan area

Ft. Lauderdale/Hollywood metropolitan area

Orlando metropolitan area

Tampa Bay metropolitan area

Lakeland/Winter Haven metropolitan area

Fort Meyers/Cape Coral metropolitan area

GEORGIA:

Atlanta metropolitan area

IDAHO:

Boise metropolitan area

ILLINOIS:

Chicago/Gary/Kenosha metropolitan area

Peoria/Pekin metropolitan area

INDIANA:

Indianapolis metropolitan area

South Bend metropolitan area

Gary metropolitan area

LOUISIANA:

New Orleans metropolitan area

Baton Rouge metropolitan area

MARYLAND:

Baltimore metropolitan area

MASSACHUSETTS:

Boston/Worcester/Lawrence metropolitan area

Attleboro metropolitan area

Salem metropolitan area

MICHIGAN:

Detroit/Ann Arbor/Flint metropolitan area

Kalamazoo/Battle Creek metropolitan area

Saginaw/Bay City/Midland metropolitan area

Grand Rapids/Muskegon/Hollan metropolitan area

MINNESOTA:

Minneapolis/St. Paul metropolitan area

MISSOURI:

St. Louis metropolitan area

NEVADA:

Las Vegas metropolitan area

NEW HAMPSHIRE:

Nashua metropolitan area

NEW JERSEY:

Camden metropolitan area

Newark/North New Jersey metropolitan area

Atlantic City metropolitan area

NEW MEXICO:

Albuquerque metropolitan area

NEW YORK:

Buffalo/Niagara Falls metropolitan area

New York City/Long Island metropolitan area

Rochester metropolitan area

Albany/Schenedtady/Troy metropolitan area

NORTH CAROLINA:

Charlotte/Gastonia/Rock Hill metropolitan area

Raleigh/Durham/Chapel Hill metropolitan area

OHIO:

Cincinnati/Hamilton metropolitan area

Cleveland/Akron metropolitan area

Columbus metropolitan area

Toledo metropolitan area

OKLAHOMA:

Oklahoma City metropolitan area

OREGON:

Portland/Salem metropolitan area

Medford/Ashland metropolitan area

Eugene/Springfield metropolitan area

PENNSYLVANIA:

Philadelphia/Wilmington metropolitan area

Pittsburgh metropolitan area

Harrisburg/Lebanon/Carlisle metropolitan area

RHODE ISLAND:

Providence/Fall River/Warwick metropolitan area

TENNESSEE:

Knoxville metropolitan area

Memphis metropolitan area

Nashville metropolitan area

TEXAS:

Dallas/Ft. Worth metropolitan area

Houston metropolitan area

Austin/San Marcos metropolitan area

Corpus Christi metropolitan area

UTAH:

Salt Lake City metropolitan area

Ogden metropolitan area

VIRGINIA:

Norfolk/Virginia Beach/Newport News metropolitan area

Washington, D.C. metropolitan area

Richmond/Petersburg metropolitan area

Fredericksburg metropolitan area

WASHINGTON:

Seattle/Tacoma/Bremerton metropolitan areas

Spokane metropolitan area

WISCONSIN:

Milwaukee/Racine metropolitan area